Exhibit 99.1

News Release

For Information Contact:        Media:                Investor Relations:
David Bruce             Bob Brunn
(305) 500-4999            (305) 500-4053

Ryder Announces Supply Chain Solutions Division
President John H. Williford to Retire in March 2015

MIAMI, August 19, 2014 - Ryder System, Inc. (NYSE:R), today announced that Global Supply Chain Solutions (SCS) President John H. Williford will retire in March of 2015. At that time, the dedicated services business will report directly to Chairman and Chief Executive Officer Robert E. Sanchez. All other supply chain business will remain consolidated under a new President of Global Supply Chain Solutions, also reporting directly to Mr. Sanchez. This will increase the focus on the industry groups served within SCS, and elevate the profile of the Ryder Dedicated product line. Senior Vice President of Ryder Dedicated John J. Diez will be named President of Ryder Dedicated. The Company will conduct an external and internal search to name a President of Ryder’s Global Supply Chain Solutions business. Until the time of Mr. Williford’s departure, current lines of reporting will remain in place within SCS, including Ryder Dedicated.
Mr. Williford joined Ryder in 2008 as President of Global Supply Chain Solutions, responsible for management, operations, sales and marketing, and the financial performance of Ryder’s Supply Chain Solutions business segment. He has also served as a member of Ryder’s Executive Leadership Team.
Commenting on the announcement, Mr. Sanchez said, “We thank John for leading a strong and successful supply chain business and his many contributions to Ryder over the years. We are well positioned to build on this success and have a team of experienced, capable leaders in place to continue to grow our supply chain and dedicated businesses, and to deliver best-in-class execution for our customers.”
Mr. Diez, currently Senior Vice President of Dedicated with full responsibility for the product line, has successfully held key operational and financial positions at Ryder since joining the Company in 2002. Mr. Diez previously served as Senior Vice President of Asset Management, with profit and loss responsibility for the Company’s truck rental and used vehicle sales product lines. Mr. Diez has also served as Senior Vice President of Global Field Finance where he held financial reporting responsibilities for both the SCS and FMS business segments. Prior to that role he was the Chief Financial Officer of Fleet Management Solutions (FMS).

About Ryder
Ryder is a FORTUNE 500® commercial transportation, logistics and supply chain management solutions company. Ryder’s stock (NYSE:R) is a component of the Dow Jones Transportation Average and the Standard & Poor’s 500 Index. Inbound Logistics magazine has recognized Ryder as a top third party logistics provider and green supply chain partner. Ryder has also been ranked two years in a row as one of the top 250 U.S. companies in the Newsweek Green Rankings. In addition, Security Magazine has named Ryder one of the top companies for security practices in the transportation, logistics, supply chain, and warehousing sector. Ryder is a proud member of the American Red Cross Annual Disaster Giving Program, supporting national and local disaster preparedness and response efforts. For more information, visit www.ryder.com and follow us on Facebook, YouTube, and Twitter.
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Note Regarding Forward-Looking Statements: Certain statements and information included in this news release are “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current plans and expectations and are subject to risks, uncertainties and assumptions. Accordingly, these forward-looking statements should be evaluated with consideration given to the many risks and uncertainties that could cause actual results and events to differ materially from those in the forward-looking statements including those risks set forth in our periodic filings with the Securities and Exchange Commission. New risks emerge from time to time. It is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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